For Immediate Release
Exhibit 99.1

Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com
Tektronix Reports Results for the
Fourth Quarter and Full Year of Fiscal 2006
Excellent Results Reflect Success of New Product Introductions and
Strength in Telecommunications
BEAVERTON, Ore., Jun. 22, 2006 — Tektronix, Inc. (NYSE: TEK) today reported net sales of $289.3 million and net earnings from continuing operations of $31.9 million or $0.37 per share for the fourth quarter ended May 27, 2006. This compares with net sales of $261.0 million and net earnings from continuing operations of $21.6 million or $0.25 per share for the same period last year. Excluding acquisition-related costs, business realignment and one-time items, net earnings from continuing operations were $36.4 million or $0.43 per share for the fourth quarter as compared with $27.4 million or $0.31 per share for the same period last year.
“This was an excellent quarter for us. Orders, sales and earnings were at the highest level we’ve seen this fiscal year reflecting the success of our new products and our continued ability to win in a strong telecommunications market,” said Rick Wills, Tektronix Chairman and CEO.
“Orders in the fourth quarter grew over 21% as compared to the same quarter last year, and all regions showed double-digit orders growth,” continued Wills. “Instruments business orders grew 7% driven by success from new product introductions. Within the Instruments business, orders for our general purpose test products grew 11% offset modestly by video products. Communications business orders grew a record 65% this quarter with large wins in all regions. We continue to see success with our very strong product offerings aimed at next-generation networks.”
“During the quarter, we continued to introduce award winning products. We announced a family of new multi-format video waveform monitors which enable migration to high-definition video. We also introduced Cerify, the first automated system for testing file-based compressed digital video content. This product won the Pick Hit Award from Broadcast Engineering magazine at the
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Tektronix Fourth Quarter 2006 Results.../2
National Association of Broadcasters show,” Wills continued. “And, just after the close of the quarter, we announced that the DPO7000 oscilloscopes that we introduced last quarter won the Ultimate Product Award from EE Times and eeProductCenter for leading performance and innovation.”
Full Year Results
For the fiscal year ended May 27, 2006, Tektronix reported net sales of $1.040 billion and net earnings from continuing operations of $90.9 million or $1.08 per share. This compares with net sales of $1.035 billion and net earnings from continuing operations of $78.9 million or $0.89 per share for the prior fiscal year. Excluding acquisition-related costs, business realignment costs and one-time items, net earnings from continuing operations were $114.6 million or $1.36 per share for the fiscal year, as compared with $126.9 million or $1.44 per share for the prior fiscal year.
“The fiscal year started slowly, with our first quarter reflecting market softness. However, every subsequent quarter showed sequential growth in orders, sales and earnings. Orders for the fiscal year were the strongest we’ve seen in five years. We saw strong double-digit orders growth from both of our new product areas – with signal sources and spectrum analyzers growing approximately 30% each. And, our Communications business finished strong with 54% orders growth for the year.”
“Looking forward, we remain confident in our strategy. We had a significant number of major new product introductions last year and are planning an even greater number this year. In addition, we continue to be optimistic about our ability to capitalize on the significant investment being made by network operators in next-generation telecommunications networks,” concluded Wills.
First Quarter Guidance
For the first quarter of fiscal 2007, the company expects net sales to be approximately $255 - $265 million. Earnings per share from continuing operations are expected to be between $0.31 and $0.34 before mostly non-cash acquisition-related costs, business realignment costs, one-time items and share-based compensation expense.
Recent highlights include the following:
New product introductions, including:
•	A new family of multi-format video waveform monitors that offer customers the widest range of product configurations and upgrades, and industry-first capabilities that enable the seamless migration from composite video configurations to complete HD/SD/composite solutions.

•	Cerify, the world’s first fully-automated system capable of verifying the quality of file-based, compressed digital video and audio prior to transmission or use, ensuring higher levels of end-customer viewing satisfaction. Tektronix also announced the availability of integrated content storage and quality control using Tektronix Cerify and Omneon media servers to provide customers with a QC system that interoperates seamlessly within the broadcast chain.
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Tektronix Fourth Quarter 2006 Results.../3
•	The addition of the RF Scout Interference Hunter to the NetTek portfolio, an industry-first handheld platform that provides all of the tools necessary to hunt for RF interference and check signal quality both in-building and outdoors for wireless network optimization.

•	The introduction of RSAVu offline-analysis software that enables customers to acquire signals using their Tektronix Real-Time Spectrum Analyzer (RSA) and then analyze the captured data in an off-line PC. The PC-based RSAVu software can provide the same analysis capabilities that exist on the RSA.

•	A joint effort between Tektronix and TZero, the only IC supplier that enables broadcast quality video over wireless networks, to establish a gold standard for ultra wideband testing.
Customer wins announced during the quarter, including:
•	Sony’s adoption of Tektronix’ Real-Time Spectrum Analyzers for measuring and analyzing RFID communication conditions between contactless wireless cards equipped with Sony FeliCa IC card technology which will be used as a form of e-money.

•	China’s Chung Huang University Engineering College’s choice of Tektronix’ AFG3000 arbitrary/function generators for deployment across four labs to facilitate the delivery of courses including electronics, microprocessor, VLSI and FPGA, and to assist students in their research projects.

•	Danish Broadcasting Corporation’s installation of Tektronix’ video equipment to provide cost-effective and easy-to-use monitoring solutions for advanced HD/SD testing for use in their new broadcast center.

•	Vodafone Germany’s purchase of products from Tektronix’ Unified Assurance suite for its network-wide, real-time GPRS and UMTS monitoring system which provides end-to-end network and service monitoring independent of network infrastructure and underlying technologies.

•	Vodafone Italia’s decision to deploy Tektronix’ Unified Assurance solution, including the industry leading GeoProbe, APM and Orion products, to proactively monitor the quantity and quality of data services delivered to its customers roaming abroad and to visitors from other countries who want to access Vodafone Italia’s high-quality data services.

•	BellSouth’s decision to deploy the GeoProbe Voice-over-IP (VoIP) monitoring solution from Tektronix’ Unified Assurance suite throughout its IP network. GeoProbe will provide BellSouth with end-to-end performance monitoring that enables rapid troubleshooting as well as identification of service degradations and network problems that may impact VoIP service quality.
Product awards, including:
•	The NAB Pick Hit Award from Broadcast Engineering magazine for Tektronix’ Cerify.

•	The Ultimate Product 2.4 from the editors and readers of EE Times and eeProductCenter for the DPO7000 family of oscilloscopes. The award was given for leading performance and innovation in the Test & Measurement category.
In addition, today Tektronix declared a quarterly cash dividend of $0.06 per share on the outstanding common shares of the Company, payable on July 24, 2006 to shareholders of record as of the close of market on July 7, 2006.
Tektronix will be discussing its fourth quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Daylight Time (PDT). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.
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Tektronix Fourth Quarter 2006 Results.../4
Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs and one-time items. The “Reconciliation of Pro Forma Measures to GAAP” reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include acquisition-related costs, business realignment costs and one-time items. Some of these items pertain to events that have not yet occurred and are not possible to ascertain with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP for projected amounts is provided. In addition, in line with common industry practice and in order to enable comparability with other technology companies, guidance for pro forma results of operations excludes the effects of share-based compensation under FAS123R. Management of Tektronix uses these pro forma measures to evaluate the Company’s results of operations and for forecasting purposes.
Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, market position and market growth opportunities, and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries; changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; customer acceptance of large orders with delayed acceptance criteria; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure or produce lead-free products, and with export regulations; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time-to-time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.
About Tektronix
Tektronix, Inc. is a leading test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With over 60 years of experience, Tektronix provides general purpose test and measurement, video test and monitoring and communications network management and diagnostic products that enable its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com.
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Tektronix Fourth Quarter 2006 Results.../5
Consolidated Statements of Operations

	Quarter Ended		Fiscal Year Ended
	May 27,	May 28,	May 27,	May 28,
(In thousands, except per share amounts)	2006	2005	2006	2005

Net sales	$289,309	$261,029	$1,039,870	$1,034,654
Cost of sales	115,151	104,481	418,428	415,878

Gross profit	174,158	156,548	621,442	618,776

Research and development expenses	49,570	44,637	183,414	163,474
Selling, general and administrative expenses	84,329	80,789	302,344	300,925
Business realignment costs	2,304	435	9,847	3,100
Acquisition related costs and amortization	1,618	3,235	8,567	41,553
Gain on disposition of assets, net	(1,514)	(620)	(1,433)	(1,700)

Operating income	37,851	28,072	118,703	111,424

Interest income	4,224	3,980	13,585	17,144
Interest expense	(144)	(289)	(483)	(820)
Other non-operating income (expense), net	535	(1,695)	(3,377)	(3,564)

Earnings before taxes	42,466	30,068	128,428	124,184

Income tax expense	10,558	8,495	37,536	45,333

Net earnings from continuing operations	31,908	21,573	90,892	78,851

Gain (loss) from discontinued operations, net of income taxes	(47)	(372)	1,463	2,745

Net earnings	$31,861	$21,201	$92,355	$81,596

Earnings per share:
Continuing operations — basic	$0.38	$0.25	$1.09	$0.91
Continuing operations — diluted	$0.37	$0.25	$1.08	$0.89
Discontinued operations — basic	$—	$—	$0.02	$0.03
Discontinued operations — diluted	$—	$—	$0.02	$0.03

Net earnings — basic	$0.38	$0.24	$1.11	$0.94
Net earnings — diluted	$0.37	$0.24	$1.09	$0.93

Weighted average shares outstanding:
Basic	83,681	87,103	83,323	86,803
Diluted	85,365	87,840	84,381	88,151

Cash dividend declared per share	$0.06	$0.06	$0.24	$0.22
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Tektronix Fourth Quarter 2006 Results.../6
Reconciliation of Pro Forma Measures to GAAP

	Quarter Ended					Quarter Ended
(In thousands, except per share amounts)	May 27, 2006					May 28, 2005
		Adjustments					Adjustments
	GAAP	Inet	Other		Pro Forma	GAAP	Inet	Other		Pro Forma

Net sales	$289,309	—	—		$289,309	$261,029	—	—		$261,029
Cost of sales	115,151	(4,624)	(157)	(A)	110,370	104,481	(5,557)	—	(A)	98,924

Gross profit	174,158	4,624	157		178,939	156,548	5,557	—		162,105
Gross margin	60.2%				61.9%	60.0%				62.1%
Research and development expenses	49,570	—	—		49,570	44,637	—	—		44,637
Selling, general and administrative expenses	84,329	—	—		84,329	80,789	—	—		80,789
Business realignment costs	2,304	—	(2,304)		—	435	(328)	(107)		—

Acquisition related costs:
Write-off of IPR&D	—	—	—		—	—	—	—		—
Amortization of acquired intangible assets	1,309	(1,279)	(30)		—	1,280	(1,280)	—		—
Amortization of stock option compensation	82	(82)	—		—	274	(274)	—		—
Transition expenses	227	(131)	(96)		—	1,681	(685)	(996)		—

Total acquisition related costs	1,618	(1,492)	(126)		—	3,235	(2,239)	(996)		—

Loss (gain) on disposition of assets	(1,514)	—	1,635	(B)	121	(620)	—	—		(620)

Operating income	37,851	6,116	952		44,919	28,072	8,124	1,103		37,299

Operating margin	13.1%				15.5%	10.8%				14.3%

Other income, net	4,615	—	—		4,615	1,996	—	—		1,996

Earnings before taxes	42,466	6,116	952		49,534	30,068	8,124	1,103		39,295
Income tax expense	10,558	2,237	291		13,086	8,495	3,099	331		11,925

Net earnings from continuing operations	$31,908	3,879	661		$36,448	$21,573	5,025	772		$27,370

Earnings per share — diluted	$0.37				$0.43	$0.25				$0.31
Weighted average shares outstanding — diluted	85,365				85,365	87,840				87,840

	Fiscal Year Ended					Fiscal Year Ended
	May 27, 2006					May 28, 2005
		Adjustments					Adjustments
	GAAP	Inet	Other		Pro Forma	GAAP	Inet	Other		Pro Forma

Net sales	$1,039,870	—	—		$1,039,870	$1,034,654	—	—		$1,034,654
Cost of sales	418,428	(18,948)	(432)	(A)	399,048	415,878	(14,774)	—	(A)	401,104

Gross profit	621,442	18,948	432		640,822	618,776	14,774	—		633,550
Gross margin	59.8%				61.6%	59.8%				61.2%
Research and development expenses	183,414	—	—		183,414	163,474	—	—		163,474
Selling, general and administrative expenses	302,344	—	—		302,344	300,925	—	—		300,925
Business realignment costs	9,847	—	(9,847)		—	3,100	(328)	(2,772)		—

Acquisition related costs:
Write-off of IPR&D	365	—	(365)		—	32,237	(32,237)	—		—
Amortization of acquired intangible assets	5,194	(5,117)	(77)		—	3,414	(3,414)	—		—
Amortization of stock option compensation	339	(339)	—		—	785	(785)	—		—
Transition expenses	2,669	(1,955)	(714)		—	5,117	(2,224)	(2,893)		—

Total acquisition related costs	8,567	(7,411)	(1,156)		—	41,553	(38,660)	(2,893)		—

Loss (gain) on disposition of assets	(1,433)	—	1,635	(B)	202	(1,700)	—	2,161	(B)	461

Operating income	118,703	26,359	9,800		154,862	111,424	53,762	3,504		168,690

Operating margin	11.4%				14.9%	10.8%				16.3%

Other income, net	9,725	—	—		9,725	12,760	—	—		12,760

Earnings before taxes	128,428	26,359	9,800		164,587	124,184	53,762	3,504		181,450

Income tax expense	37,536	9,597	2,850		49,983	45,333	8,165	1,052		54,550

Net earnings from continuing operations	$90,892	16,762	6,950		$114,604	$78,851	45,597	2,452		$126,900

Earnings per share — diluted	$1.08				$1.36	$0.89				$1.44
Weighted average shares outstanding — diluted	84,381				84,381	88,151				88,151

(A)	Amortization of acquired intangible assets and non-cash expense for Inet inventory step up adjustment to fair value

(B)	Gain on sale of Nevada City property

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Tektronix Fourth Quarter 2006 Results.../7
Consolidated Balance Sheets

(In thousands)	May 27, 2006	May 28, 2005

ASSETS
Current assets:
Cash and cash equivalents	$215,587	$131,640
Short-term marketable investments	121,346	120,881
Trade accounts receivable, net	174,599	155,332
Inventories	156,351	131,096
Other current assets	69,002	80,177

Total current assets	736,885	619,126

Property, plant and equipment, net	127,510	120,546
Long-term marketable investments	103,839	226,892
Deferred tax assets	—	56,560
Goodwill, net	307,189	301,934
Pension asset	239,128	868
Other long-term assets	119,539	134,417

Total assets	$1,634,090	$1,460,343

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$133,323	$115,058
Accrued compensation	71,718	78,938
Deferred revenue	66,677	57,509

Total current liabilities	271,718	251,505

Deferred income taxes	65,935	—
Other long-term liabilities	108,868	223,015

Shareholders’ equity:
Common stock	540,718	501,886
Retained earnings	620,465	639,720
Accumulated other comprehensive income (loss)	26,386	(155,783)

Total shareholders’ equity	1,187,569	985,823

Total liabilities and shareholders’ equity	$1,634,090	$1,460,343

Shares outstanding	83,719	85,144
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Tektronix Fourth Quarter 2006 Results.../8
Selected Additional Financial Data

		Quarter Ended			Fiscal Year Ended
	%	May 27,	May 28,	%	May 27,	May 28,
(Dollars in thousands)	Growth	2006	2005	Growth	2006	2005

Product Orders Data:

Orders	21%	$307,604	$253,365	13%	$1,066,176	$945,308

U.S.	19%	108,333	90,812	12%	358,988	319,136
International	23%	199,271	162,553	13%	707,188	626,172

Instruments Business	7%	203,472	190,147	1%	746,512	737,268
Communications Business	65%	104,132	63,218	54%	319,664	208,040

Book to Bill Ratio Calculation:

Product Orders		$307,604	$253,365		$1,066,176	$945,308
Product Sales		$275,251	$247,376		$982,797	$972,910

Book to Bill ratio		1.12	1.02		1.08	0.97

Income Statement Items as a Percentage of Net Sales:

Cost of sales		40%	40%		40%	40%
Research and development expenses		17%	17%		18%	16%
Selling, general and administrative expenses		29%	31%		29%	29%
Business realignment costs		1%	0%		1%	0%
Acquisition related costs and amortization		1%	1%		1%	4%
Gain on disposition of assets, net		(1%)	0%		0%	0%
Operating income		13%	11%		11%	11%

Capital Expenditures and Depreciation:
Capital expenditures		$6,834	$11,324		$36,283	$32,464
Depreciation and amortization expense		$7,128	$7,644		$27,977	$29,157

Balance Sheet:	Fourth	Third
	Quarter Ended	Quarter Ended	Year Ended
	May 27,	February 25,	May 28,
	2006	2006	2005
Cash and Marketable Investments:
Cash and cash equivalents	$215,587	$177,512	$131,640
Short-term marketable investments	121,346	94,543	120,881
Long-term marketable investments	103,839	115,699	226,892

Cash and Marketable Investments	$440,772	$387,754	$479,413

Accounts receivable as a percentage of net sales	14.3%	15.4%	13.9%
Days sales outstanding	54.9	58.3	54.6
Countback days sales outstanding	46.6	56.7	51.8

Inventory as a percentage of net sales	12.4%	12.9%	11.3%
Inventory turns	3.2	3.0	3.6

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Tektronix Fourth Quarter 2006 Results.../9
Discontinued Operations

	Quarter Ended		Fiscal Year Ended
	May 27,	May 28,	May 27,	May 28,
(In thousands)	2006	2005	2006	2005

Loss on sale of VideoTele.com (less applicable income tax benefit of $0, $1, $1 and $13)	$—	$(1)	$(3)	$(23)

Gain (loss) on sale of optical parametric test business (less applicable income tax benefit (expense) of $41, $18, ($338) and $113)	(76)	(36)	629	(212)

Gain (loss) on sale of Gage (less applicable income tax benefit (expense) of ($2), $79, ($408) and $182)	3	(144)	759	(337)

Gain (loss) on sale of Color Printing and Imaging (less applicable income tax benefit (expense) of ($14), $103, ($42) and ($1,786))	26	(191)	78	3,317

Gain (loss) from discontinued operations, net of income taxes	$(47)	$(372)	$1,463	$2,745

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